EXHIBIT 10.43

ARTHROCARE CORPORATION

AMENDMENT TO SENIOR VP CONTINUITY AGREEMENT

THIS AMENDMENT TO SENIOR VP CONTINUITY AGREEMENT (this “Amendment”) is entered into as of the ______ day of June, 2004, by and between ArthroCare Corporation, a Delaware corporation (the “Company”), and ____________ (“Employee”).

WHEREAS, the Company and Employee are parties to that certain Senior VP Continuity Agreement (the “Existing Agreement”) dated as of ____________, pursuant to which the Company has agreed to provide Employee with certain benefits upon a Change of Control (as defined in the Existing Agreement) and, under certain circumstances, upon termination of Employee’s employment in connection with and apart from a Change of Control, which benefits are intended to provide Employee with financial security and provide sufficient income and encouragement to Employee to remain with the Company, notwithstanding the possibility of a Change of Control.

WHEREAS, the Company and Employee desire the amend the terms of the Existing Agreement as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, the parties to this Amendment, intending to be legally bound hereby, agree as follows:

1. Defined Terms. All capitalized terms used herein without definition shall have the meanings set forth in the Existing Agreement.

2. Amendment to Section 5. Section 5 of the Existing Agreement is hereby amended to read as follows:

5. Equity Acceleration Upon a Change of Control. Upon a Change of Control, Employee shall immediately become 50% vested with respect to any outstanding unvested options to purchase the Company’s capital stock that Employee then holds and/or any restrictions with respect to 50% of the unvested restricted shares of the Company’s capital stock that Employee then holds shall immediately lapse at the time of the Change of Control.

3. Amendment to Section 6. Section 6 of the Existing Agreement is hereby amended to read as follows:

6. Equity Acceleration Upon a Hostile Takeover. Upon a Hostile Takeover, Employee shall immediately become 100% vested with respect to any outstanding options to purchase the Company’s capital stock that Employee then holds and/or any restrictions with respect to restricted shares of the Company’s capital stock that Employee then holds shall immediately lapse.

4. Amendment to Section 7(a)(iv). Section 7(a)(iv) of the Existing Agreement is hereby amended to read as follows:

(iv) Stock Options. Effective as of the date of termination, the Employee’s outstanding options will cease to continue vesting and all of the unvested options will be canceled. The Employee’s outstanding options which are vested at the time of termination will remain exercisable in accordance with the terms of the stock option agreements pursuant to which they were granted for the periods set forth therein. Effective as of the date of termination, any restrictions with respect to restricted shares of the Company’s capital stock that Employee then holds shall cease lapsing and all of the unvested shares shall be subject to forfeiture and/or repurchase pursuant to the terms of the restricted stock agreements pursuant to which they were granted.

5. Amendment to Section 7(b)(v). Section 7(b)(v) of the Existing Agreement is hereby amended to read as follows:

(v) Option Acceleration. At the time of the Involuntary Termination, Employee shall immediately become 100% vested with respect to any outstanding options to purchase the Company’s capital stock that Employee then holds and/or any restrictions with respect to restricted shares of the Company’s capital stock that Employee then holds shall immediately lapse.

6. General Provisions. The general provisions set forth in Section 15 of the Existing Agreement are hereby incorporated by reference and shall apply to this Amendment.

7. Complete Agreement. This Amendment and the Existing Agreement together constitute the entire agreement between Employee and the Company and they are the complete, final and exclusive embodiment of their agreement with regard to this subject matter. This Amendment is entered into without reliance on any promise or representation other than those expressly contained herein.

8. Effect of Amendment. Except as specifically amended above, the Existing Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto, nor constitute a waiver of any provision of the Existing Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

The Company:

ARTHROCARE CORPORATION,

a Delaware corporation

By:

Name:

Title:

Employee:

[Name]